UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2019

SEMGROUP CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-34736	20-3533152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Warren Place

6120 S. Yale Avenue, Suite 1500

Tulsa, OK 74136-4231

(Address of Principal Executive Offices) (Zip Code)

(918) 524-8100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SEMG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

SemCAMS Midstream ULC Amended and Restated Credit Agreement

On June 13, 2019, SemCAMS Midstream ULC (“SemCAMS Midstream”) entered into an Amended and Restated Credit Agreement (the “Credit Agreement”), together with the lenders named therein and The Toronto-Dominion Bank, as administrative agent. The Credit Agreement continues to provide for a C$350.0 million senior secured term loan facility (the “SemCAMS Term Loan Facility”), provides for a C$500.0 million senior secured revolving credit facility (the “SemCAMS Revolving Facility”) and provides for a C$300 million senior secured construction loan facility (the “KAPS Facility”). The SemCAMS Term Loan Facility and SemCAMS Revolving Facility mature on February 25, 2024. The KAPS Facility matures on June 13, 2024. SemCAMS Midstream may incur additional term loans and revolving commitments under the SemCAMS Term Loan Facility or SemCAMS Revolving Facility, as applicable, provided that the total commitments under the Credit Agreement do not exceed C$1.6 billion, subject to receiving commitments for such additional term loans or revolving commitments from either new lenders or increased commitments from existing lenders.

At SemCAMS Midstream’s option, the term loans and revolving loans under the Credit Agreement will bear interest at the LIBO rate, the prime rate or an alternate base rate plus, in each case, an applicable margin based on SemCAMS Midstream’s leverage ratio under the Credit Agreement.

The Credit Agreement includes customary representations and warranties and affirmative and negative covenants, which were made only for the purposes of the Credit Agreement and as of the specific date (or dates) set forth therein, and may be subject to certain limitations as agreed upon by the contracting parties, and apply only to SemCAMS Midstream and any restricted subsidiaries of SemCAMS Midstream. Such limitations include the creation of new liens, indebtedness, making of certain restricted payments and payments on indebtedness, making certain dispositions, making material changes in business activities, making fundamental changes including liquidations, mergers or consolidations, making certain investments, entering into certain transactions with affiliates, entering into sale and leaseback transactions, entering into certain hedging arrangements and funding or engaging in activities in violation of applicable sanctions, anti-money laundering legislation and applicable corruption statutes. In addition, upon the initial drawdown of loans under the KAPS Facility, certain covenants customary to a construction loan facility of this nature apply.

In addition, the Credit Agreement contains financial performance covenants as follows:

•	Leverage ratio:

•	except during the period commencing on the initial drawdown of loans under the KAPS Facility and ending at the end of the tenth fiscal quarter thereafter (the “Covenant Adjustment Period”),

•

so long as no permitted junior debt is outstanding, SemCAMS Midstream’s leverage ratio may not exceed 4.50 to 1.00 as of the last date of any fiscal quarter; provided, that if SemCAMS Midstream consummates a material acquisition, the leverage ratio may not exceed 5.00 to 1.00 as of the last date of the fiscal quarter in which such material acquisition occurs, and as of the last date of the two fiscal quarters immediately following thereafter;

•

if any permitted junior debt is outstanding, SemCAMS Midstream’s leverage ratio may not exceed 5.00 to 1.00 as of the last date of any fiscal quarter; provided, that if SemCAMS Midstream consummates a material acquisition, the leverage ratio may not exceed 5.50 to 1.00 as of the last date of the fiscal quarter in which such material acquisition occurs, and as of the last date of the two fiscal quarters immediately following thereafter;

•	during any Covenant Adjustment Period:

•	SemCAMS Midstream’s leverage ratio may not exceed 5.00 to 1.00 as of the last date of any fiscal quarter (except during the last three quarters of the Covenant Adjustment Period);

•	SemCAMS Midstream’s leverage ratio may not exceed 4.75 to 1.00 as of the last date of any of the three final fiscal quarters of the Covenant Adjustment Period;

•	Minimum debt service coverage ratio: SemCAMS Midstream’s debt service coverage ratio may not be less than 1.20 to 1.00 as of the last date of any fiscal quarter; and

•

Senior leverage ratio: if any permitted junior debt is outstanding, SemCAMS Midstream’s senior leverage ratio may not exceed 3.50 to 1.00 as of the last date of any fiscal quarter; provided, that if SemCAMS Midstream consummates a material acquisition, the senior leverage ratio may not exceed 4.00 to 1.00 as of the last date of the fiscal quarter in which such material acquisition occurs, and as of the last date of the two fiscal quarters immediately following thereafter.

The Credit Agreement includes customary events of default, including events of default relating to inaccuracy of representations and warranties in any material respect when made or when deemed made, non-payment of principal and other amounts owing under the Credit Agreement, including, in respect of, violation of covenants, cross acceleration to any material indebtedness of SemCAMS Midstream and its subsidiaries, bankruptcy and insolvency events, certain unsatisfied judgments, certain invalidities of loan documents and the occurrence of a change of control. In addition, after the initial drawdown of the KAPS Facility, additional events of default that are customary for a construction loan facility of this nature apply. A default under the Credit Agreement would permit the participating banks to require immediate repayment of any outstanding loans with interest and any unpaid accrued fees, and exercise other rights and remedies.

The foregoing description of the Credit Amendment does not purport to be complete and is qualified in its entirety by reference to the Credit Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith.

Exhibit Number	Description

10.1	Amended and Restated Credit Agreement, dated as of June 13, 2019, among SemCAMS Midstream ULC, as the borrower, the lenders party thereto and The Toronto-Dominion Bank, as administrative agent and collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2019	SEMGROUP CORPORATION

	By:	/s/ William H. Gault
William H. Gault
Secretary

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